Exhibit 10.3

*000000000004400853%0955%05012020%00000000MAA1403*

PROMISSORY NOTE

Principal $139,300.00	Loan Date 05-01-2020	Maturity 05-01-2022	Loan No 4400853	Call / Coll 4a / 01	Account MAA1403	Officer ***	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Manufactured Housing Properties, Inc.	Lender:	Aquesta Bank
	136 Main Street		SBA
	Pineville, NC 28134-0000		P.O. Box 700
Cornelius, NC 28031
(704) 439-4343

Principal Amount: $139,300.00	Interest Rate: 1.000%	Date of Note: May 1, 2020

PROMISE TO PAY. Manufactured Housing Properties, Inc. (“Borrower”) promises to pay to Aquesta Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Hundred Thirty-nine Thousand Three Hundred & 00/100 Dollars ($139,300.00), together with interest on the unpaid principal balance from May 1, 2020, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made, Borrower will pay this loan in 17 payments of $7,839.26 each payment and an irregular last payment estimated at $7,839.43. Borrower’s first payment is due December 1, 2020, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on May 1, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month is calculated on the basis of the actual days and a 360-day year. All interest payable under this Note is computed using this method.

RECEIPT OF PAYMENTS. All payments must be made in U.S. dollars and must be received by Lender consistent with the following payment instructions: Payments can be made at any branch. See www.aquestabank.com for locations and hours. Lender may modify these payment instructions by providing updated payment instructions to Borrower in writing. If a payment is made consistent with Lender’s payment instructions but received after 5:00 PM Eastern Standard Time on a business day, Lender will credit Borrower’s payment on the next business day.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Aquesta Bank, Attn: Loan Operations, P.O. Box 700 Cornelius, NC 28031.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment. This late charge shall be paid to Lender by Borrower to compensate Lender for Lender’s extra costs and expenses caused by the late payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note. If judgment is entered in connection with this Note, interest will continue to accrue after the date of judgment at the rate in effect at the time judgment is entered.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Loan No: 4400853	PROMISSORY NOTE	Page 2
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Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of North Carolina without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of North Carolina.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Mecklenburg County County, State of North Carolina.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $7.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

Loan No: 4400853	PROMISSORY NOTE	Page 3
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COLLATERAL. This loan is unsecured.

ARBITRATION. Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

PAYROLL TAX DOCUMENTATION ACKNOWLEDGEMENT. I acknowledge that the lender will confirm the eligible loan amount using tax documents I have submitted. I affirm that these tax documents are identical to those submitted to the Internal Revenue Service. I also understand, acknowledge, and agree that the Lender can share the tax information with SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

DEBT FOREGIVENESS PROVISION. The Principal Amount under the Paycheck Protection Program (PPP) will be forgiven as long as:

The loan proceeds are used to cover payroll costs, and most mortgage interest, rent, and utility costs over the 8-week period after the loan is made; and employee and compensation levels are maintained.

The Borrower will owe money when the loan is due if the Borrower uses the loan proceeds for anything other than payroll costs, mortgage interest, rent and utility payments over the 8-week period after getting the loan. It is anticipated that not more than 25% of the forgiven amount may be for non-pay-roll costs.

Borrower will also owe money if they do not maintain their staff and payroll.

Number of Staff: Borrower’s loan forgiveness will be reduced if Borrower decreases their full-time employee head count.

Level of Payroll: Borrower’s loan forgiveness will be reduced if Borrower decreases salaries and wages by more than 25% for any employee that made less than $100,000 annualized in 2019.

Re-Hiring: Borrower has until June 30, 2020 to restore their full-time employment and salary levels for any changes made between February 15, 2020 and April 26, 2020.

Loan No: 4400853	PROMISSORY NOTE	Page 4
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What happens if PPP loan funds are misused?

If you use PPP funds for unauthorized purposes, SBA will direct you to repay those amounts. If you knowingly use the funds for unauthorized purposes, you will be subject to additional liability such as charges for fraud. If one of your shareholders, members, or partners uses PPP funds for unauthorized purposes, SBA will have recourse against the shareholder, member, or partner for the unauthorized use.

REQUESTING DEBT FOREGIVENESS PROVISION. Borrower will need to submit a written request to Lender along with supporting documentation that verify the number of full-time equivalent employees and pay rates, as well as the payments made on eligible mortgage, lease, and utility obligations.

Borrower must certify that the documents are true and that Borrower used the forgiveness amount to keep employees and make eligible mortgage, interest, rent and utility payments.

Lender will have sixty (60) days to make a decision on debt forgiveness.

In the event Borrower’s debt is not entirely forgiven, the Lender will in its sole and absolute discretion, upon written notice from Borrower, re-amortize the debt over any remaining amortization period.

AQUESTA BANK SBA PPP NOTE ADDENDUM. An exhibit, titled “Aquesta Bank SBA PPP Note Addendum,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Aquesta Bank Attn: Loan Operations P.O. Box 700 Cornelius, NC 28031.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender’s right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.

BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

MANUFACTURED HOUSING PROPERTIES, INC.

By:	/s/ Raymond M. Gee
Raymond M. Gee, CEO of Manufactured Housing Properties, Inc.

LaserPro, Ver. 19.2.0.042 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - NC L:\CFI\LPL\D20.FC TR-3090 PR-3

AQUESTA BANK SBA PPP NOTE ADDENDUM

Principal $139,300.00	Loan Date 05-01-2020	Maturity 05-01-2022	Loan No 4400853	Call / Coll 4a / 01	Account MAA1403	Officer ***	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Manufactured Housing Properties, Inc.	Lender:	Aquesta Bank
	136 Main Street		SBA
	Pineville, NC 28134-0000		P.O. Box 700
Cornelius, NC 28031
(704) 439-4343

This AQUESTA BANK SBA PPP NOTE ADDENDUM is attached to and by this reference is made a part of the Promissory Note, dated May 1, 2020, and executed in connection with a loan or other financial accommodations between AQUESTA BANK and Manufactured Housing Properties, Inc.

Aquesta Bank SBA PPP Note Addendum

SBA Loan #: 13156973-06

SBA Loan Name: Manufactured Housing Properties, Inc.

Operating Company: Manufactured Housing Properties, Inc.

1. DEFINITIONS:

“SBA” means the Small Business Administration, an Agency of the United States of America.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower.

2. DEFAULT:

Borrower is in default under this Note if Borrower does not make payment when due under this Note, or if Borrower or Operating Company: Fails to do anything required by this Note or other Loan Documents;

Defaults on any other loan with Lender;

Does not preserve, or account to Lender’s satisfaction for its proceeds;

Does not disclose, or anyone acting on their behalf does not disclose, and material fact to Lender or SBA; Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note; Fails to pay any taxes when due;

Becomes the subject of a proceeding under any bankruptcy or insolvency law; Has a receiver or liquidator appointed for any part of their business or property; Makes an assignment for the benefit of creditors;

Reorganizes, merges, consolidates or otherwise changes ownership or business structure without Lender’s prior written consent; or Becomes the subject of a civil or criminal action Lender believes may materially affect the Borrower’s ability to pay this Note.

AQUESTA BANK SBA PPP NOTE ADDENDUM

Loan No: 4400853	(Continued)	Page 2

3. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state and local procedures for fling papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA or preempt federal law.

4. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

5. GENERAL PROVISIONS:

All individuals and entities signing this Note are jointly and severally liable; Borrower waives all suretyship defenses;

Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

Borrower may not use an oral statement of the Lender or SBA to contradict or alter the written terms of this Note. If any part of this Note is unenforceable, all other parts remain in effect.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee, did not obtain, perfect, or maintain a lien on Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

AQUESTA BANK SBA PPP NOTE ADDENDUM

Loan No: 4400853	(Continued)	Page 3

THIS AQUESTA BANK SBA PPP NOTE ADDENDUM IS EXECUTED ON MAY 1, 2020.

BORROWER:

MANUFACTURED HOUSING PROPERTIES, INC.

By:	/s/ Raymond M. Gee
Raymond M. Gee, CEO of Manufactured Housing Properties, Inc.

LaserPro, Ver. 19.2.0.042 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - NC L:\CFI\LPL\D20.FC TR-3090 PR-3